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PROSPECTUS SUPPLEMENT NO. 1 (To Prospectus dated December 31, 2009)	Filed pursuant to Rule 424(b)(5) Registration Statement No. 333-162720

EVERGREEN ENERGY INC.

23,503,330 Shares of Common Stock
Warrants to Purchase 11,751,664 Shares of Common Stock

        We are offering 23,503,330 shares of our common stock and warrants to purchase up to 11,751,664 shares of our common stock to purchasers in this offering. We are also offering 11,751,664 shares of our common stock issuable upon exercise of the warrants. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 50% of a share of common stock. Subject to certain ownership limitations, the warrants are exercisable at any time after the six month anniversary of their date of issuance and on or before the fifth anniversary of their initial exercise date at a conversion price of $0.3859 per share of common stock. Each unit will be sold at a negotiated price of $0.30. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately.

        Shares of our common stock are quoted on the NYSE Arca under the symbol "EEE." The last reported sale price of our common stock on January 26, 2010 was $0.39 per share. We do not intend to list the warrants on any national securities exchange.

        As of January 26, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $55,980,877, based on 146,948,878 shares of outstanding common stock, of which 10,410,153 shares are held by affiliates, and a price of $0.39 per share, which was the last reported sale price of our common stock as quoted on the NYSE Arca on January 26, 2010.

        Investing in our securities involves a high degree of risk. You should consider the risk factors described herein starting on page S-5 and in the documents we incorporate by reference.

        Rodman & Renshaw, LLC is acting as our placement agent in connection with this offering. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. In consideration for its services, we have agreed to pay the placement agent the cash fees set forth on the table below. In addition, we have agreed to issue a warrant equal to 6% of the aggregate number of shares sold in the offering and to reimburse the placement agent for expenses incurred in the offering in an amount up to 0.8% of the gross offering proceeds.

	Per Unit	Maximum Offering

Public offering price	$0.30	$7,050,999

Placement agent fees	$0.015	$352,550

Proceeds, before expenses, to Evergreen Energy Inc.	$0.285	$6,698,449

        We expect delivery of the common stock and warrants being sold in this offering to be made to purchasers on or about January 27, 2010, against payment of immediately available funds. Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set for the above.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 26, 2010.

i

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that are not statements of historical fact and may involve a number of risks and uncertainties. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to our future prospects, developments and business strategies.

        We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "will," "plan," "predict," "project" and similar terms and phrases, including references to assumptions, in this prospectus and our incorporated documents to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

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  Our lack of operating capital and limited ability to raise additional funds which raise substantial doubt regarding our ability to continue as a going concern

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  general economic and industry conditions;

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  our history of losses, deficits and negative operating cash flows;

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  our substantial capital requirements and dependence on the sale of our securities to provide capital to fund and continue our operations;

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  the inability to successfully spin-off our K-Fuel Technology;

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  our limited operating history;

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  technical and operational problems at K-Fuel facilities;

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  uncertain market for our K-Fuel refined coal and C-Lock technology;

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  industry competition;

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  continuing market uncertainty and low prices for coal generated by our Buckeye industrial mining subsidiary;

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  our inability to sell Buckeye for sufficient net proceeds to satisfy the related debt;

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  environmental and government regulation;

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  protection and defense of our intellectual property rights;

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  reliance on, and the ability to attract, key personnel;

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  inability to implement our acquisition strategy; and

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  other factors including those discussed in "Risk Factors" in this prospectus, any applicable prospectus supplement and our incorporated documents.

        You should keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or elsewhere might not occur.

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (No. 333-162720) that we filed with the Securities and Exchange Commission (the "SEC"). The accompanying prospectus, including the documents incorporated by reference, provides general information about us, some of which, such as the section therein entitled "Plan of Distribution" may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document, this prospectus supplement and the accompanying prospectus, combined.

        We urge you to carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein, together with additional information described under "Where You Can Find More Information", before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent any information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in the prospectus supplement. The information in the prospectus supplement will be deemed to modify or supersede the information made in the accompanying prospectus and the documents incorporated by reference therein, except for those documents incorporated by reference therein which we file with the SEC after the date hereof.

        You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying prospectus or any date subsequent to the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We are offering to sell, and seeking offers to buy, the securities described in the prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        We are not making any representation to you regarding the legality of an investment in the common stock, warrants, and underlying common stock by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspect of a purchase of these securities.

        References in this prospectus to "Evergreen Energy," "Company," "we," "us," and "our" are to Evergreen Energy Inc. and its subsidiaries. The term "you" refers to a prospective investor. Evergreen Energy Inc. is located at 1225 17th Street, Suite 1300, Denver, Colorado 80206 and our phone number is (303) 293-2992.

 MATERIAL CHANGES

Restructure and Amendment of 2009 Convertible Notes

        On December 18, 2009, the Company entered into a binding term sheet subject to definitive documentation to restructure and extend the terms of its outstanding 2009 Convertible Notes (the "2009 Notes") and the March 20, 2009 Note Purchase Agreement, extending the maturity date of the 2009 Notes to the earlier of June 30, 2010 or upon the sale of Buckeye Industrial Mining Co. As part of the restructuring, the stated principal amount of the notes has been increased by $2.25 million, bringing the aggregate principal amount of 2009 Notes to $17.25 million. Interest shall be due and payable at maturity of the 2009 Notes and the rate remains 10% per annum. Per the terms of the restructured agreement, we are required to use our best efforts to raise additional common equity on or before January 30, 2010, utilizing a portion of the proceeds to pay a $1,825,000 cash extension fee to its lenders. Not less than 30% of the proceeds of any subsequent common equity offering will be used to reduce the outstanding balance of the 2009 Notes. The failure to complete an offering of common equity on or before January 30, 2010, or execute a binding agreement for the sale of Buckeye on or before March 31, 2010 will be deemed to be an "Event of Default" under the terms of the 2009 Notes. Upon maturity, the repayment amount will be equal to 115% of the principal amount outstanding, plus accrued and unpaid interest, provided if additional common equity is not raised until after January 15, 2010, the repayment amount will be increased by $350,000.

        In addition, the Company is: (i) required to continue to engage an investment banker to sell substantially all of the assets of Buckeye and provide semi-monthly updates to the lender regarding the status of the Buckeye sale process, described below; (ii) retain a consultant of the lender's choosing and grant reasonable access to the site as well as the sales process; and (iii) prohibited from making any dividends from Buckeye without the lender's consent.

Status of Buckeye Operations

        Cash flows from our Buckeye operations have been less than previously anticipated, due in part to the depressed economy and the unusually mild summer temperatures in the North East region of the United States, both of which have led to lower than previously forecasted coal prices and reduced coal consumption. As a result, we are currently considering various options to raise additional capital in order for the Company to continue as a going concern and execute its business plan. While the Company has terminated further negotiations with a potential purchaser of its Buckeye Industrial Mining subsidiary, the Company continues to consider the sale of Buckeye or other assets, including our K-Fuel assets, in order to raise sufficient capital to continue to execute our business plan around the GreenCert technology. Through January 26, 2010, we have not entered into a definitive agreement to sell Buckeye or other assets, however we have engaged Raymond James & Associates, Inc. to assist us with the remarketing of Buckeye.

K-Fuel Term Sheet

        In its 8-K filed January 7, 2010, the Company announced that it has signed a Term Sheet to spin-off its K-Fuel® technology to a subsidiary corporation, Clean Coal China. The investment arm of one of China's largest conglomerates and its affiliates (Chinese Conglomerate) anticipate making an investment in Clean Coal China, of which the majority of the proceeds would be used to fund the further development and commercialization of the K-Fuel technology and its related assets. Following the investment, the Chinese Conglomerate and Evergreen's shareholders would jointly own Clean Coal China. Discussions are underway with other strategic parties that will bring necessary technical and worldwide business development capabilities to Clean Coal China.

        Concurrently, Evergreen China, a Sino-US joint venture between Evergreen Energy Inc. and Chinese industry investors, signed a letter of intent with a large Chinese integrated utility and chemical manufacturer to build a K-Fuel plant in Inner Mongolia to produce K-Fuel from low ranked lignite feedstock. Under a new and separate management and leadership, Clean Coal China would assume Evergreen's role under the letter of intent and other business development and plant construction efforts in China and worldwide.

        The completion of the spin-off of the K-Fuel technology and related transactions is subject to the completion of due diligence and the negotiation of definitive agreements between the parties. The identity of the Chinese Conglomerate and the exact terms of the transaction will be disclosed at the execution of the definitive agreements.

Financing Activities

        We have continued to pursue various financing alternatives. Recently we completed a financing deal totaling $7.0 million, net proceeds of $5 million, excluding transaction costs, more fully described in our Current Report on Form 8-K dated October 22, 2009 that is incorporated herein by reference. However, we continue to require additional capital to fund operations and repay short term borrowings. There can be no assurance that our efforts to sell assets and raise additional capital will be successful. If they are not successful, we will be unable to continue our operations as currently contemplated.

THE OFFERING

Common stock offered by us:	Up to 23,503,330 shares of common stock, par value $0.001 per share. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.
Common stock to be outstanding after this offering:	193,955,538 shares of common stock, or 205,707,202 shares of common stock if the warrants offered hereby are exercised in full.
Warrants offered by us:
Warrants to purchase up to 11,751,664 shares of common stock. The warrants have an exercise price of $0.3859 per share, and will be exercisable at any time after the six month anniversary of their date of issuance and on or before the fifth anniversary of their initial exercise date. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.
Use of proceeds:
We currently intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include working capital and capital expenditures. Please see "Use of Proceeds" on page S-24.
NYSE Symbol:	EEE
Risk Factors:	See "Risk Factors" beginning on page S-5 for a discussion of factors that you should carefully read and consider before investing in our securities.

        The number of shares of our common stock that will be outstanding immediately after the offering is based on 170,452,208 shares outstanding as of January 26, 2010, and excludes:

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  3,546,191 shares of common stock issuable upon the exercise of outstanding stock options issued under our equity incentive plans prior to this offering, at a weighted average exercise price of $4.92 per shares;

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  500,000 shares of our common stock issuable upon the exercise of outstanding stock options issued under non-plan equity incentive plans;

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  1,794,043 shares of common stock issuable upon vesting and settlement of outstanding restricted stock options under our equity incentive plans prior to this offering;

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  1,651,440 shares of common stock available for future issuance under our equity incentive plans;

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  3,000,000 shares of common stock issuable upon vesting and settlement of outstanding restricted stock options under non-plan equity incentive grants;

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  13,484,738 shares of common stock issuable upon the exercise of outstanding warrants issued prior to this offering at a weighted average exercise price of 1.80 per share; and

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  11,751,664 shares of common stock issuable upon the exercise of warrants to be issued to purchasers in this offering, at an exercise price of $0.3859 per share.

RISK FACTORS

        Please carefully consider the risk factors described in our periodic reports and the 8-K filed October 28, 2009 with the SEC, which includes risk factors notice that our independent registered public accounting firm has expressed substantial doubt over our ability to continue as a going concern, and which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations. See "Cautionary Statement about Forward-Looking Statements."

RISKS RELATED TO THIS OFFERING

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

        Although we describe our currently intended use of the net proceeds from this offering under the heading "Use of Proceeds" in this prospectus supplement, we cannot estimate the allocation of the net proceeds of this offering among those uses and we reserve the right to change the use of proceeds as a result of certain contingencies, including our ability to raise additional capital to fund operations. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management and our board of directors with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be used in a way that does not improve our operating result or enhance the value of our common stock. In addition, if we are unable to obtain additional capital or complete a strategic transaction on a timely basis, net proceeds from this offering may be used for expenses related to seeking protection under the provisions of the U.S. Bankruptcy Code or conducting an orderly liquidation of out assets and winding up of our corporate affairs. In either case, you could lose part or all of your investment.

Investors in this offering will pay a much higher price than the book value of our stock.

        The public offering price of the securities offered hereby is likely to be substantially higher than the book value per share of our common stock. Investors purchasing securities in this offering may, therefore, incur immediate dilution in net tangible book value per share of the common stock issuable upon conversion or exercise of the securities purchased in this offering. See "Dilution" on page S-24 of this prospectus supplement for a more detailed discussion of the dilution you will incur in this offering.

The warrants are not immediately exercisable.

        The warrants being offered in this offering, which are exercisable for $0.3859 per share of common stock, cannot be exercised until the day after the six month anniversary of their date of issuance and will expire on the fifth anniversary of their initial exercise date. If the market price of our common stock does not exceed the exercise price of the warrants during the period in which the warrants are exercisable, the warrants may not have any value.

There is no public market for the warrants.

        There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange or automated quotation system. Without an active market, the liquidity of the warrants will be limited.

MATERIAL CHANGES IN BUSINESS CONDITION

        Our financial condition has deteriorated during 2009.    Over the last several months, we have been evaluating several alternatives related to strategic positioning of the company, including the potential sale or joint venture of Buckeye Industrial Mining Co. ("Buckeye"), which is not strategic to the further development of our GreenCert and K-Fuel technologies. The Company has not entered into a definitive agreement to sell Buckeye. While the Company has investigated a number of financing alternatives, they have not yet obtained sufficient additional financing. Recently the Company completed a financing deal totaling $7.0 million resulting in net proceeds of $5.0 million after consideration of offering costs and a make-whole escrow amount of $1.97 million. However, the Company continues to require additional capital.

        As a result of the preceding, the Company is in immediate need of capital. We are evaluating restructuring and capital raising alternatives but have not yet entered into any definitive agreements or commitments to provide such capital. Without an immediate influx of capital, the Company will not be able to pursue its business plan and may not be able to remain a going concern.

BUSINESS RISKS

We have a history of losses, deficits, and negative operating cash flows and will likely continue to incur losses in the future. Such losses may impair our ability to pursue our business plan and our independent registered public accounting firm has expressed substantial doubt over our ability to continue as a going concern.

        We may incur operating losses and continued negative cash flows from operations for the foreseeable future. We have made, and will continue to make, substantial capital and other expenditures before we will have sufficient operating income and cash flow to recover all of our investments. We are not able to accurately estimate when, if ever, our cash flows from operating activities will increase sufficiently to cover these investments. Further, we may not achieve or maintain profitability or generate cash from operations in future periods. Our working capital (the amount by which our current assets exceed our current liabilities), accumulated deficit, net loss and cash (used in) provided by operating activities are as follows:

	December 31,
	2008	2007	2006
	(in thousands)
Working capital	$2,263	$45,580	$79,156
Accumulated deficit	(473,303)	(408,073)	(203,397)
Net loss	(65,230)	(204,676)	(51,527)
Cash used in operating activities	(36,263)	(51,581)	(30,435)

We have substantial capital requirements and, as a result, we have been, and continue to be, dependent on financing activities or sales of our equity securities to fund our operating costs. The inability to raise funds through traditional financing means or sale of our equity securities may require us to sell assets to fund our operating costs.

        As a result of negative cash flows from operations, we have been, and continue to be, dependent on financing activities and sales of our equity securities to fund the operating and substantial capital costs associated with our business. Our need for additional capital may further increase as we continue to pursue our vertical integration strategy. Our success is dependent on our ability to utilize existing resources and to generate sufficient cash flows to meet our obligations on a timely basis, to obtain financing or refinancing as may be required, to attain profitability, or a combination thereof. The continued credit crisis and related turmoil in the global financial system has had, and may continue to have, an impact on our business and our financial condition. In addition, the global financial crisis may present significant challenges for us if conditions in the financial markets do not improve or continue to worsen. We have limited ability to access traditional bank loan financing in the current market conditions. Further, our ability to access capital markets, for example, may be severely restricted at times when we need adequate funding to pay our existing indebtedness, pursue our business strategy, respond to changing business and economic conditions and competitive pressures, absorb negative operating results and fund our continuing operations, capital expenditures or increased working capital requirements. We may also need to sell assets to fund our operating costs to the extent that we are unable to raise adequate funds in the capital markets. Given the global recession, we may not be able to sell assets on favorable terms or at all.

We have a limited operating history as an energy solutions company, and our business and prospects should be considered in light of the risks and difficulties typically encountered by a company with a limited operating history.

        You should consider our business and prospects in light of the risks and difficulties typically encountered by a company with a limited operating history. The specific risks include whether we will be able to:

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  enter into agreements for the purpose of building K-Direct and K-Fuel plants or licensing that technology;

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  enter into agreements to measure, quantify certify and verify carbon dioxide emissions or to license our C-Lock technology;

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  enter into or maintain strategic partnerships with vendors and other parties to maximize our K-Fuel and C-Lock technologies;

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  raise additional capital;

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  accurately assess potential markets and effectively respond to competitive developments;

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  attract and retain customers for product sales;

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  attract and retain credit-worthy customers;

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  effectively manage expanding operations;

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  successfully market our products;

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  economically transport coal to and from processing facilities;

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  execute our business strategy; and

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  attract and retain key personnel.

        We may not be successful in addressing these and other risks. As a result, our financial condition, results of operations and cash flows may be adversely affected.

We rely on key personnel and if we are unable to retain or attract qualified personnel, we may not be able to execute our business plan.

        Our success is currently dependent on the performance of a small group of senior managers, key technical personnel and independent contractors that have a wide range of technical experience and expertise. For K-Fuel, this experience and expertise includes coal refining, coal thermal upgrading, thermal processing, coal gasification, coal liquification and general plant operations, For C-Lock this expertise includes carbon measurement, carbon emission modeling, power generation, carbon sequestration and nitrogen oxides and sulfur dioxide reduction analysis. Lastly, our Buckeye senior management team averages 30 years of experience in the coal industry, which includes developing low-cost mining operations and maintaining strong customer relationships. In addition, our business strategy will require us to attract and retain a substantially greater number of qualified personnel and/or hire additional contractors in these key areas. The inability to retain key managerial and technical personnel or attract and retain additional highly qualified managerial or technical personnel in the future could harm our business or financial condition.

Our acquisition activities may not be successful.

        As part of our vertical integration business strategy, we may make acquisitions of businesses and properties. However, suitable acquisition candidates may not be available on terms and conditions we find acceptable. Further, acquisitions pose substantial risks to our financial condition, results of operations and cash flows. In pursuing acquisitions, we compete with other companies, many of which have greater financial and other resources to acquire attractive companies and properties. Even if future acquisitions are completed, the following are some of the risks associated with acquisitions:

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  the acquired businesses or properties may not produce revenues, earnings or cash flow at anticipated levels;

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  we may be unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner;

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  acquisitions could disrupt our ongoing business, distract management, divert resources and make it difficult to maintain our current business standards, controls and procedures;

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  we may finance future acquisitions by issuing common stock for some or all of the purchase price, which could dilute the ownership interests of our stockholders; and

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  we may incur additional debt related to future acquisitions.

Competition from other companies in the clean coal, alternative fuel and emission-reducing equipment industries, including competition resulting from deregulation in the United States power industry, could adversely affect our competitive position.

        Competition in the clean coal, alternative fuel and emission-reducing equipment industries could impact our ability to generate revenue from our K-Fuel process. Many of these companies in the clean coal, alternative fuel technology and emission-reducing equipment industries have financial resources greater than ours. Providers of alternative or competing technologies in these industries may be subject to less regulation, or alternatively, may enjoy subsidies that provide them with increased financial strength, or make their products or services more attractive to energy consumers. Due to any of these competitive advantages, our existing and future competitors may be able to offer products more competitively priced and more widely available than ours. These companies also may have the resources to create new technologies and products that could make our process and products obsolete. Our future revenues may depend on our ability to address competition in these industries. In addition, deregulation in the United States power generating industry may result in increased competition from other producers of energy-efficient coal products, other clean fuel sources, and other products, services and technologies designed to provide environmental and operating cost benefits similar to those which we believe are available from our K-Fuel refined coal.

Competition from other companies that have developed or may develop other systems that measure greenhouse gases and certify carbon credits, could adversely affect our competitive position. Further, competition could increase depending upon the level of regulation ultimately enacted in the United States and international markets, which could further adversely affect our competitive position.

        While we believe we have developed the only science-based method to accurately measure greenhouses gas emissions, other companies have developed less costly methodologies to measure these emissions. In addition, a number of companies are developing carbon measurement alternatives and many of these companies have greater resources than ours. Carbon measurement regulation, in both the United States and internationally, is evolving and there is no clear consensus on how carbon emissions should be measured. While we believe that our measurement tool is the most accurate tool because it is scientifically based, regulations could be enacted allowing for less precise and therefore, less costly methodologies to be applied. Further, there is a risk that our C-Lock technology will not be accepted by regulators and customers even though we believe it is compliant. Future revenues will be dependent upon our ability to identify and adapt to our competition and the changing regulatory environment.

Overseas development of our K-Fuel and C-Lock businesses is subject to international risks, which could adversely affect our ability to license, construct overseas plants or profitably operate our businesses overseas.

        We believe a portion of the growth opportunity for our businesses lie outside the United States. Doing business in foreign countries may expose us to many risks that are not present domestically. We lack significant experience dealing with such risks, including political, military, privatization, technology piracy, currency exchange and repatriation risks, and higher credit risks associated with customers. In addition, it may be more difficult for us to enforce legal obligations in foreign countries, and we may be at a disadvantage in any legal proceeding within the local jurisdiction. Local laws may also limit our ability to hold a majority interest in the projects that we develop.

If the national and world-wide financial crisis continues or intensifies it could adversely impact demand for our technology and products.

        Continued market disruptions could cause broader economic downturns, which may lead to lower demand for our technology or products, increased incidence of customers' inability to pay their accounts, or insolvency of our customers, any of which could adversely affect our results of operations, liquidity, cash flows, and financial condition.

Our inability to adequately protect and defend our proprietary K-Fuel and C-Lock processes could harm our business, increase our costs and decrease sales of our products and services.

        Our success depends upon our proprietary processes. We rely on a combination of patent, trademark and trade secret rights to establish and protect our proprietary rights. We currently have a series of patents and patent applications on our K-Fuel process and our C-Lock technology. However, competitors may successfully challenge the validity or scope of one or more of our patents, or any future patents. These patents alone may not provide us with any significant competitive advantage. Further, while our most recently issued K-Fuel patent protection covers what we believe are the unique aspects of our K-Fuel process as it is currently conducted, not all of the claims we filed were allowed. An additional patent application has been filed to address the examiner's comments and we expect some of the revised claims to be allowed. While we continue our efforts regarding these claims there can be no assurance that we will be able to obtain patent protection in the United States or abroad to protect these or any other aspects of our intellectual property, or that, in the absence of any such patent protection, that the combination of additional methods that we currently employ to maintain the confidentiality of our processes will adequately safeguard our proprietary processes and information. If our intellectual property is not adequately protected, this may have a material adverse impact on our financial condition, results of operations, cash flows and future prospects.

        Third parties could copy or otherwise obtain and use our technologies without authorization or develop similar technologies independently. The protection of our proprietary rights may be inadequate and our competitors could independently develop similar technology, duplicate our solutions, or design around any patents or other intellectual property rights we hold.

        Any actions taken by us to enforce our patents or other property rights could result in significant expense as well as the diversion of management time and resources. In addition, detecting infringement and misappropriation of patents or intellectual property can be difficult, and there can be no assurance that we would detect any infringement or misappropriation of our proprietary rights. Even if we are able to detect infringement or misappropriation of our proprietary rights, litigation to enforce our rights could cause us to divert significant financial and human resources from our business operations, and may not ultimately be successful. If we are required to divert significant resources and time to the enforcement of our proprietary rights, even if the enforcement is successful, our business could be materially adversely affected.

Our success will depend on our ability to operate without infringing on or misappropriating the proprietary rights of others.

        We may be sued for infringing or misappropriating the proprietary rights of others. Intellectual property litigation is costly, and, even if we prevail, the cost of such litigation could adversely affect our business. In addition, litigation is time consuming and could divert management attention and resources away from our business. If we do not prevail in any litigation, we could be required to stop the infringing activity and/or pay substantial damages. Under some circumstances, these damages could be triple the actual damages the patent holder incurs. If we have supplied infringing products to third parties for marketing or licensed third parties to manufacture, use or market infringing products, we may be obligated to indemnify these third parties for any damages they may be required to pay to the patent holder and for any losses the third parties may sustain themselves as the result of lost sales or damages paid to the patent holder.

        If a third party holding rights under a patent successfully asserts an infringement claim with respect to any of our products or processes, we may be prevented from manufacturing or marketing our infringing product in the country or countries covered by the patent we infringe, unless we can obtain a license from the patent holder. Any required license might not be available to us on acceptable terms, or at all. Some licenses may be non-exclusive, and therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to market future products, which could have a material adverse effect on our business.

RISKS RELATING TO OUR DEBT, OUR COMMON STOCK AND OTHER RISKS.

Our debt obligations may affect our business, operating results and financial condition.

        We have a significant amount of debt, especially given our limited cash flow from operations. In July 2007, we issued $95.0 million long-term debt due August 1, 2012, ("2007 Notes"), of which $27.9 million is outstanding as of December 31, 2008. On March 20, 2009, we executed a note purchase agreement pursuant to which we sold $15 million in aggregate principal amount of 10% Senior Secured Promissory Notes which are due on the earlier of: (i) June30, 2010; or (ii) the sale of Buckeye (the "2009 Notes" and together with the 2007 Notes, the "Notes") in three $5 million tranches. The first $5 million tranche was funded on March 20, 2009. Debt service obligations from the Notes could adversely affect us in a number of ways, including by:

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  limiting our ability to obtain in the future, if needed, financing for working capital, capital expenditures, debt service requirements or other corporate purposes;

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  limiting our flexibility in implementing our business strategy and in planning for, or reacting to, changes in our business;

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  placing us at a competitive disadvantage relative to any of our competitors who have lower levels of debt;

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  decreasing our debt ratings and increasing our cost of borrowed funds;

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  making us more vulnerable to a downturn in our business or the economy generally;

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  subjecting us to the risk of being forced to refinance at higher interest rates these amounts when due; and

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  requiring us to use a substantial portion of our cash to pay principal and interest on our debt instead of contributing those funds to other purposes such as working capital, capital expenditures or other corporate purposes.

        In addition, our ability to generate cash flow from operations sufficient to make scheduled payments on our debts as they become due will depend on our future performance, our ability to successfully implement our business strategy and our ability to obtain other financing, which may be influenced by economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Our ability to pay principal and interest on outstanding indebtedness depends upon our receipt of dividends or other intercompany transfers from our subsidiaries, and claims of creditors of our subsidiaries that do not guarantee our indebtedness will have priority over claims you may have as for our guaranteed indebtedness with respect to the assets and earnings of those subsidiaries.

        We are a holding company and substantially all of our properties and assets are owned by, and all our operations are conducted through, our subsidiaries. As a result, we are dependent upon cash dividends and distributions or other transfers from our subsidiaries to meet our debt service obligations, including payment of the interest on and principal of our indebtedness when due, and other obligations. The ability of our subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, applicable corporate, tax and other laws and regulations in the United States and abroad and agreements made by us and our subsidiaries, including under the terms of our existing and potentially future indebtedness. In addition, claims of creditors, including trade creditors, of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, except to the extent the claims of our creditors are guaranteed by these subsidiaries. In the event of our dissolution, bankruptcy, liquidation or reorganization, the holders of such indebtedness will not receive any amounts from our non-guarantor subsidiaries with respect to such indebtedness until after the payment in full of the claims of the creditors of those subsidiaries. Furthermore, if there was default on the 2009 Notes, Buckeye would not be permitted to make cash dividends, dividends or other transfers.

We may not have the ability to repurchase the 2007 Notes for cash upon the occurrence of a fundamental change as required by the Indenture governing the 2007 Notes or to make payments upon major transactions as required by the 2009 Notes.

        Holders of our 2007 Notes will have the right to require us to repurchase the notes for cash upon the occurrence of a fundamental change, which would include, among other things, the failure of our common stock to be listed on the NYSE Arca or another national securities exchange or quoted on an established automated over-the-counter trading market. In addition, the 2009 Notes require that, upon the holder's request, we pay all amounts outstanding with certain exit fees upon a major transaction, which generally includes transactions such as mergers, business combinations, sales of more than 50% of the Company's assets and other change of control transactions. We may not have sufficient funds to repurchase the 2007 Notes or repay the 2009 Notes or have the ability to arrange necessary financing on acceptable terms. Our ability to repurchase the 2007 Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the 2007 Notes or repay the 2009 Notes when required would result in an event of default with respect to the Notes and could result in the acceleration of the maturity of our then-existing indebtedness. This repurchase right may actually have the effect of making us a less attractive candidate for a fundamental change transaction.

Conversion of the Notes may dilute the ownership interest of existing stockholders, including holders who have previously converted their Notes.

        To the extent we deliver common stock upon conversion of the Notes, the ownership interests of existing stockholders may be diluted. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated conversion of the Notes into shares of our common stock could depress the price of our common stock.

We may not be able to refinance the Notes if required or if we so desire.

        We may need or desire to refinance all or a portion of the Notes or any other future indebtedness that we incur on or before the maturity of the Notes. There can be no assurance that we will be able to refinance any of our indebtedness on commercially reasonable terms, if at all.

We may be unable to deduct for tax purposes the interest or original issue discount, if any, paid or accrued on the Notes.

        No deduction is allowed for U.S. federal income tax purposes for interest paid on a disqualified debt instrument. A disqualified debt instrument generally includes any indebtedness of a corporation which is payable in equity of the issuer. Although we believe and intend to take the position that the Notes are not disqualified debt instruments, the Notes may be treated as disqualified debt instruments, and we may be prohibited from deducting the interest due on the Notes. Consequently, we may have less cash available with which to satisfy our obligations.

Our common stock could be delisted from the NYSE Arca if we do not comply with its continued listing standards.

        On October 2, 2009, we were notified by NYSE Arca, Inc. ("NYSE Arca") that we are not in compliance with NYSE Arca's continued listing standard under Rule 5.5(b)(2) of the NYSE Arca Equities Rules. The standard requires that a listed common stock must maintain an average closing price in excess of $1.00 over a consecutive 30 trading-day period. We have six months from the receipt of the notice to regain compliance with the NYSE Arca price condition, or we may be subject to suspension and delisting procedures. Subject to NYSE Arca rules, during the six-month cure period, our common stock will continue to be listed, and trade on NYSE Arca. At the end of the six-month period, we will be in compliance if we have at least a $1.00 share price and have maintained a $1.00 average closing share price over the preceding 30 consecutive trading days. We are currently exploring alternatives for curing the deficiency and restoring compliance with NYSE Arca's continued listing standard. However, if our stock is delisted, it could reduce the liquidity of an investment in our common stock and also make it more difficult for us to raise capital in the future. In addition, efforts to maintain our listing on the NYSE Arca may result in the incurrence of costs that could be material in any given period.

Our stock price has been volatile historically and may continue to be volatile. The price of our common stock, and therefore the price of the notes, may fluctuate significantly, which may make it difficult for holders to resell the notes or the shares of our common stock issuable upon conversion of the notes when desired or at attractive prices.

        The trading price of our common stock has been and may continue to be subject to wide fluctuations. Our stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to us, and new reports relating to trends in our markets or general economic conditions.

        In addition, the stock market in general, and prices for companies in our industry in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance. Because the notes are convertible into shares of our common stock, volatility or depressed prices of our common stock could have a similar effect on the trading price of our notes. Holders who receive common stock upon conversion also will be subject to the risk of volatility and depressed prices of our common stock. In addition, the existence of the notes may encourage short selling in our common stock by market participants because the conversion of the notes could depress the price of our common stock. Additionally, lack of positive performance in our stock price may adversely affect our ability to retain key employees.

Sales of a significant number of shares of our common stock in the public markets, or the perception of such sales, could depress the market price of the notes, our common stock, or both.

        Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets could depress the market price of the notes, our common stock, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock or the value of the notes. The price of our common stock could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity which we expect to occur involving our common stock. This hedging or arbitrage could, in turn, affect the market price of the notes.

Our stock price continues to be volatile, and your investment in our common stock could suffer a decline in value.

        An investment in our common stock is risky, and stockholders could suffer significant losses and wide fluctuations in the market value of their investment. The market price of our common stock has been extremely volatile during 2008; our stock price has declined approximately 92%. During 2009, the sale prices of our common stock on the NYSE Arca ranged from a low of $0.28 to a high of $1.63. We expect our common stock to continue to be subject to fluctuations. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Volatility in the market price of shares may prevent investors from being able to sell their shares of common stock at prices they view as attractive. In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management's attention and resources.

We have adopted anti-takeover defenses that could make it difficult for another company to acquire control of the Company or limit the price investors might be wiling to pay for our stock, which could adversely affect the performance of our stock.

        We have adopted a stockholder rights plan, commonly known as a "poison pill," under which each stockholder of the Company holds one share purchase right, which we refer to as a Right, for each share of Company common stock held. The Rights become exercisable upon the occurrence of certain events and may make the acquisition of our Company more difficult and expensive. In addition our certificate of incorporation, and Delaware General Corporation Law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. The stockholder rights plan, provisions of our certificate of incorporation, and Delaware law are intended to encourage potential acquirers to negotiate with us and allow our board of directors the opportunity to consider alternative proposals in the interest of maximizing stockholder value. However, such provisions may also discourage acquisition proposals or delay or prevent a change in control, which could harm our stock price.

We have not paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future.

        We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business. Accordingly, we do not intend to declare or pay any cash dividends on our common stock in the foreseeable future. Payment of any future dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial conditions, current and anticipated cash needs and plans for expansion.

The 2009 Notes contain restrictive covenants that limit our operational flexibility.

        The 2009 Notes contain covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest. These covenants include restrictions on:

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  Buckeye incurring additional debt;

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  upon a default, receiving dividends from Buckeye or allowing us to pay dividends on or make distributions in respect of our capital stock;

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  create liens on certain assets to secure debt; and

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  sell certain assets.

        Our failure to comply with these restrictions could lead to a default under the 2009 Notes.

K-FUEL PROCESS RISKS

We faced technical and operational issues at our Fort Union plant prior to suspending operations at the plant. These technical and operational problems may adversely impact our ability to operate or develop future K-Fuel or K-Direct facilities, resulting in delays in achieving full scale commercial production of our K-Fuel refined coal.

        Research and development is an iterative process and our K-Fuel process has been evolving for approximately 25 years with the most recent material modification being the integration of the Lurgi (pty) Ltd. proprietary coal processing equipment with our patented technology, which started in 2003.

        Our Fort Union plant was a third generation facility developed for this purpose. The first facility was a research and development plant that currently serves as our research laboratory. The second facility was a commercial demonstration plant that we constructed with a joint venture partner and commenced operations in 1998. In June 1999, our joint venture partner suspended production at the plant due to its strategic restructuring. Thereafter, we sold our interest in the plant to our joint venture partner and in September 2002, the major equipment at the plant was purchased by a third party and removed from the site. As part of the continued development of the K-Fuel process, we analyzed the operations of this plant and some of the problems that we encountered with respect to operations and product quality and made modifications to the K-Fuel process that we believe addressed these issues. We built upon this knowledge base in designing and constructing the Fort Union plant.

        While redesigned equipment and systems tested at the Fort Union plant showed positive results, we faced technical and operational problems in attempting to achieve commercial production of K-Fuel and decided to suspend operations at the plant in March 2008 so that we would dedicate our limited capital and human resources to building new plants built around the enhanced design and systems tested at the Fort Union plant. Problems we encountered included cost overruns, delays, technical issues, availability of workers and contractors, and weather. We may encounter similar problems at any future facilities we are able to build. Additionally, any future facilities may encounter the following additional problems:

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  unforeseen construction problems and limited availability of raw material or fabrication capability;

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  unforeseen problems not previously encountered at our Fort Union plant; and

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  current and future K-Fuel products may not meet the technical specifications required by our customers or other customer requirements.

        Our ability to effectively operate and develop K-Fuel and K-Direct facilities may be harmed to the extent these and other technical or operational problems materialize. Should we be unable to effectively operate and develop K-Fuel or K-Direct facilities, our ability to generate revenues and profits from our existing operations as well as the potential for future facilities and future licensing opportunities may be negatively impacted. In particular, because we were unable to consistently operate our Fort Union plant for sustained periods of time to produce commercial quantities of K-Fuel refined coal, it will likely be more difficult for us to enter into arrangements with customers for their regular purchase of K-Fuel refined coal at future facilities or for us to finance the construction of additional K-Fuel and K-Direct facilities.

We do not know if K-Fuel refined coal is commercially viable.

        While our Fort Union plant previously produced limited amounts of K-Fuel refined coal, we do not know whether K-Fuel refined coal can be produced and sold on a commercial basis in a cost effective manner after taking into account the cost of the feedstock, our production costs and the cost of transportation. As our Fort Union plant was not able to achieve full scale commercial production, we have not yet developed an efficient cost structure. We are currently using the knowledge base developed at our Fort Union plant to understand our pricing and costs, as well as the qualities of the product when used in K-Fuel test burns, and intend to leverage this knowledge base when constructing any additional K-Fuel plants or any K-Direct plants. We experienced technical problems with respect to the K-Fuel refined coal produced at our Fort Union plant, including coal dusting. If we fail to adequately address these technical problems to the extent they occur at future K-Fuel or K-Direct facilities, or any other unforeseen problems that may occur in the future, it could make K-Fuel refined coal more expensive to transport and store, and therefore more expensive to burn. Failure to address both known and unforeseen technical challenges of K-Fuel refined coal, obtain feedstock in sufficient quantity and at acceptable prices and to arrange for transportation services at reasonable prices, may materially and adversely affect our business, results of operations and financial condition.

Construction of future K-Fuel or K-Direct facilities will require substantial lead time and significant additional financing.

        We do not currently have any definitive contracts to construct additional K-Fuel facilities or K-Direct facilities. To the extent that we identify appropriate sites for future K-Fuel plants or agree with utilities or other businesses to construct K-Direct facilities, we will then be required to begin a lengthy permitting and construction process. We estimate that it could take at least six months or longer to obtain necessary permits and approvals and that, depending on local circumstances, the required time could be much longer. Thereafter, construction of a facility with a capacity of approximately 1.5 million tons of K-Fuel refined coal per year, which is approximately twice the size of our Fort Union plant, would take an estimated further period of 18 to 24 months. Thus, we would not expect to obtain any revenues from any such facilities before at least 2011.

        Prior to suspending operations at our Fort Union plant in March 2008, we estimate that we spent approximately $110 million in constructing our Fort Union plant. We estimate that the cost of constructing additional facilities, such as a 1.5 million ton per year facility, could be greater depending on additional variables, including site location, material handling equipment and design, seismic zones, labor issues, and weather and climate conditions. Such variables could potentially increase costs. We would be required to obtain substantial amounts of financing to undertake any such project and there can be no assurance that such financing would be available to us. Inability to construct additional facilities to produce K-Fuel, or to finance the construction thereof on acceptable terms, will adversely affect our financial condition.

Any negative results from the continuing evaluation of K-Fuel refined coal produced at future facility sites by us or third parties could have a material adverse effect on the marketability of K-Fuel refined coal and future prospects.

        Although we have suspended operations at our Fort Union plant, we and certain third parties are continuing to evaluate the attributes of K-Fuel refined coal previously produced at our Fort Union plant and that is produced in our laboratories. There can be no assurance that these evaluations will result in positive findings concerning the moisture content, heat value, emission-levels, burn qualities or other aspects of our K-Fuel refined coal. Furthermore, even if current evaluations indicate that our K-Fuel refined coal performs to design specifications, there can be no assurance that later tests will confirm these current results or that our K-Fuel refined coal will be readily accepted by the market. The process of introducing our K-Fuel refined coal into the market may be further delayed if these test results are negative or if potential customers conduct their own tests of the K-Fuel refined coal to determine whether it meets their individual requirements and the results are not acceptable. Substantially all of our evaluations of K-Fuel refined coal at our Fort Union plant used Powder River Basin low-grade coal as the feedstock and we conducted only limited tests of the K-Fuel process at Fort Union using other feedstocks. However, we have conducted numerous tests of the K-Fuel process using other feedstocks in laboratories. The ability to use feedstocks from other locations in the United States or overseas will depend on the results of future tests on different types of coal. If these tests limit the range of viable low-grade coal feedstocks for use in the K-Fuel process, site locations for future K-Fuel or K-Direct plants may be limited and the commercial appeal of the process may be less than anticipated. If this continuing process of evaluation and market introduction results in negative findings concerning the K-Fuel process, this could have a material adverse effect on the marketability of K-Fuel refined coal and on our financial condition, results of operations and future prospects.

Due to the uncertain market for, and commercial acceptance of, our K-Fuel refined coal, we may not be able to realize significant revenues from the sale of K-Fuel refined coal.

        While we believe that a commercial market is developing both domestically and internationally for cleaner coal products such as K-Fuel refined coal, we may face the following risks due to the developing market for our cleaner coal technology:

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  limited pricing information;

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  changes in the price differential between low- and high-Btu coal;

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  unknown costs and methods of transportation to bring K-Fuel refined coal to market;

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  alternative fuel supplies available at a lower price;

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  the cost and availability of emissions-reducing equipment and other technologies that may be more desirable than the K-Fuel refined coal;

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  potential future declines in energy prices which would make K-Fuel refined coal less attractive economically;

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  the market viability of K-Fuel refined coal based on a decline in energy prices; and

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  sufficient market interest for us to continue in business.

        If we are unable to develop markets for our K-Fuel refined coal, our ability to generate revenues and profits may be negatively impacted.

If we are unable to construct and commercialize K-Fuel production plants, our ability to generate profits from this process will be impaired.

        Our future success will be adversely affected if we can not locate, develop and construct future commercial K-Fuel production plants and operate them at a profit. Prior to suspending operations at our Fort Union plant, we were not able to achieve commercial production. A number of different variables, risks and uncertainties affect our successful construction of future K-Fuel production plants and our ability to operate such plants at a profit including:

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  the complex, lengthy and costly regulatory permit and approval process;

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  local opposition to development of projects, which can increase cost and delay timelines;

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  increases in construction costs such as for contractors, workers and raw materials;

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  transportation costs and availability of transportation;

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  our inability to acquire adequate amounts of low rank feedstock coal at forecasted prices to meet our projected goals;

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  engineering, operational and technical difficulties, as discussed above;

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  possible price fluctuations of low-Btu coal, which could impact K-Fuel refined coal's profitability; and

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  expenditures related to researching and investigating future K-Fuel production sites, which we may not be able to recover.

        If we are unable to successfully address these risks, our results from operations, financial condition and cash flows may be adversely affected.

Regulation of the K-Fuel process and K-Fuel refined coal may adversely affect our financial condition and results of operations and cash flows.

        Our K-Fuel refined coal is currently subject to federal, state, local, and foreign laws and regulations. In addition, as products and commercial applications are introduced into the market, governments may impose new regulations which may increase our costs and price of our product. If the cost of compliance with applicable laws and regulations increases past that forecasted, our ability to profitably market and sell K-Fuel refined coal may be jeopardized.

Compliance with environmental laws and regulations may increase our costs and reduce our future sales.

        Our operations are subject to stringent and complex federal, state and local environmental laws and regulations. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes impose strict, joint and several liabilities for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of substances or other waste products into the environment.

Future changes in the law may adversely affect our ability to sell our products and services.

        A significant factor in expanding the potential U.S. market for K-Fuel refined coal is the numerous federal, state and local environmental regulations, which provide various air emission requirements for power generating facilities and industrial coal users. We believe that the use of clean-burning fuel technologies, like K-Fuel refined coal, will help utility companies comply with the air emission regulations and limitations. We are unable to predict future regulatory changes and their impact on the demand for our products. While more stringent laws and regulations, including mercury emission standards, limits on sulfur dioxide emissions and nitrogen oxide emissions, may increase demand for our products, such regulations may result in reduced coal use and increased reliance on alternative fuel sources. Similarly, amendments to the numerous federal and state environmental regulations that relax emission limitations would have a material adverse effect on our prospects.

C-LOCK TECHNOLOGY RISKS

We do not know if our C-Lock technology is commercially viable. Further, due to the uncertain market for, and commercial acceptance of our C-Lock technology, we may not be able to realize significant revenues from this technology.

        Our C-Lock technology is in an evolving market and as a result we do not know whether our C-Lock technology will be accepted by customers to measure greenhouse gas emissions and certify carbon credits in a cost effective manner. While we believe that a commercial market is developing both domestically and internationally for measuring greenhouse gasses and certifying carbon credits, we may face the following risks due to the developing market for our technology:

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  limited pricing information;

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  alternative methodologies are available at a lower price; and

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  sufficient market interest for us to continue in business.

        If we are unable to develop markets for our C-Lock technology, our ability to generate revenues and profits may be negatively impacted.

Future changes in the law may adversely affect our ability to sell products and services based on our C-Lock Technology.

        A significant factor in expanding the potential market for the measurement of greenhouse gases and certification of carbon credits is the continuation and expansion of emissions regulations both in the U.S. and internationally. We are unable to predict future regulatory changes and their impact on the demand for our products. While more stringent laws and regulations may increase demand for our products, such regulations may result in reduced reliance on various sources of emissions, including coal fired power plants, or increased reliance on alternative energy sources, which do not result in the emission of greenhouse gases. Similarly, amendments to the numerous federal and state environmental regulations that relax emission limitations would have a material adverse effect on our prospects.

COAL MINING RISKS

Certain conditions and events beyond our control could negatively impact our coal mining operations, our production or our operating costs.

        We mine coal at underground and surface mining operations. Certain factors beyond our control, including those listed below, could disrupt our coal mining operations, reduce our production or increase our operating costs:

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  delays and difficulties in acquiring, maintaining or renewing necessary permits or mining or surface rights;

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  changes or variations in geological conditions, such as the thickness of the coal deposits and the amount of rock embedded in or overlying the coal deposit;

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  mining and processing equipment failures and unexpected maintenance problems;

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  interruptions due to transportation delays;

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  adverse weather and natural disasters, such as heavy rains or snow and flooding;

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  shortage of qualified labor;

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  unexpected or accidental surface subsidence from underground mining;

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  accidental mine water discharges, fires, explosions or similar mining accidents; and

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  regulatory issues involving the plugging of and mining through oil and gas wells that penetrate the coal seams we mine.

        If any of these conditions or events occurs at our Buckeye operations, our coal mining operations may be disrupted, we could experience a delay or halt of production or our operating costs could increase significantly. In addition, if our insurance coverage is limited or excludes certain of these conditions or events, then we may not be able to recover any of the losses we may incur as a result of such conditions or events, some of which may be substantial.

The substantial or extended decline in coal prices has negatively affected our revenues and the value of our coal reserves.

        Revenues from our Buckeye operations and the value of our coal reserves depend upon the prices we receive for our coal. In turn, the prices we receive for our coal depend upon factors beyond our control, including the following:

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  the supply of and demand for domestic and foreign coal;

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  the demand for electricity and steel;

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  domestic and foreign governmental regulations and taxes, including those establishing air emission standards for coal-fueled power plants;

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  regulatory, administrative and judicial decisions, including those affecting future mining permits;

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  the proximity, capacity and cost of transportation facilities;

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  the availability and price of alternative fuels, such as natural gas, and alternative energy sources, such as hydroelectric, wind and solar power;

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  technological developments, including those intended to convert coal to liquid or gas and those aimed at capturing and sequestering carbon; and

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  the effects of worldwide energy conservation measures.

        Declines in the prices we receive for our coal could adversely affect our revenues and the value of our coal reserves.

Increases in the costs of mining and other industrial supplies, including steel-based supplies and diesel fuel, or the inability to obtain a sufficient quantity of those supplies, could negatively affect our operating costs or disrupt or delay our production.

        Our coal mining operations use significant amounts of steel, diesel fuel, and other mining and industrial supplies. The costs of roof bolts we use in our underground mining operations depend on the price of scrap steel. We also use significant amounts of diesel fuel for the trucks and other heavy machinery we use at our Buckeye operations. If the prices of mining and other industrial supplies, particularly steel-based supplies and diesel fuel, increase, our operating costs could be negatively affected. In addition, if we are unable to procure these supplies, our coal mining operations may be disrupted or we could experience a delay or halt in our production.

Our inability to acquire additional coal reserves or our inability to develop coal reserves in an economically feasible manner may adversely affect our business.

        As we mine, we deplete our coal reserves. As a result, our ability to produce coal in the future depends, in part, on our ability to acquire additional coal reserves. We may not be able to obtain replacement reserves when we require them. If available, replacement reserves may not be available at favorable prices, or we may not be capable of mining those reserves at costs that are comparable with our existing coal reserves. Our ability to obtain coal reserves in the future could also be limited by restrictions under our existing or future debt agreements and competition from other coal producers. If we are unable to acquire coal reserves to replace the coal reserves we mine, our future production may decrease significantly and our operating results may be negatively affected.

Estimates of proven and probable reserves may vary substantially from actual results.

        There are numerous uncertainties inherent in estimating quantities of proven and probable reserves, including many factors beyond our control. Estimates of economically proven and probable coal reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions. These include historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future coal prices, future operating costs, severance and excise taxes, development costs and reclamation costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of coal attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of future net cash flows expected from them prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances will likely be material. As a result, you should not place undue reliance on the coal reserve data included herein.

A shortage of skilled labor in the mining industry could pose a risk to achieving optimal labor productivity and competitive costs, which could adversely affect our profitability.

        Efficient coal mining using modern techniques and equipment requires skilled laborers, preferably with at least a year of experience and proficiency in multiple mining tasks. In the event the shortage of experienced labor continues or worsens or we are unable to train the necessary amount of skilled laborers, there could be an adverse impact on our labor productivity and costs and our ability to expand production and therefore have a material adverse effect on our earnings.

Defects in title or loss of any leasehold interests in our properties could limit our ability to conduct mining operations on these properties or result in significant unanticipated costs.

        We conduct a significant part of our mining operations on properties that we lease. A title defect or the loss of any lease upon expiration of its term, upon a default or otherwise, could adversely affect our ability to mine the associated reserves and/or process the coal that we mine. Title to most of our owned or leased properties and mineral rights is not usually verified until we make a commitment to develop a property, which may not occur until after we have obtained necessary permits and completed exploration of the property. In some cases, we rely on title information or representations and warranties provided by our lessors or grantors. Our right to mine some of our reserves has in the past been, and may again in the future be, adversely affected if defects in title or boundaries exist or if a lease expires. Any challenge to our title or leasehold interests could delay the exploration and development of the property and could ultimately result in the loss of some or all of our interest in the property. Mining operations from time to time may rely on an expired lease that we are unable to renew. From time to time we also may be in default with respect to leases for properties on which we have mining operations. In such events, we may have to close down or significantly alter the sequence of such mining operations which may adversely affect our future coal production and future revenues. If we mine on property that we do not own or lease, we could incur liability for such mining. Also, in any such case, the investigation and resolution of title issues would divert management's time from our business and our results of operations could be adversely affected.

        In order to obtain leases or mining contracts to conduct our mining operations on property where these defects exist, we may in the future have to incur unanticipated costs. In addition, we may not be able to successfully negotiate new leases or mining contracts for properties containing additional reserves, or maintain our leasehold interests in properties where we have not commenced mining operations during the term of the lease. Some leases have minimum production requirements. Failure to meet those requirements could result in losses of prepaid royalties and, in some rare cases, could result in a loss of the lease itself.

The availability and reliability of transportation facilities and fluctuations in transportation costs could affect the demand for our coal or impair our ability to supply coal to our customers.

        We depend upon barge, rail, and truck transportation systems to deliver coal to our customers. Disruptions in transportation services due to weather-related problems, mechanical difficulties, strikes, lockouts, bottlenecks, and other events could impair our ability to supply coal to our customers. As we do not have long-term contracts with transportation providers to ensure consistent and reliable service, decreased performance levels over longer periods of time could cause our customers to look to other sources for their coal needs. In addition, increases in transportation costs, including the price of gasoline and diesel fuel, could make coal a less competitive source of energy when compared to alternative fuels or could make coal produced in one region of the United States less competitive than coal produced in other regions of the United States or abroad. If we experience disruptions in our transportation services or if transportation costs increase significantly and we are unable to find alternative transportation providers, our coal mining operations may be disrupted, we could experience a delay or halt of production or our profitability could decrease significantly.

Extensive government regulations impose significant costs on our mining operations, and future regulations could increase those costs or limit our ability to produce and sell coal.

        The coal mining industry is subject to increasingly strict regulation by federal, state and local authorities with respect to matters such as:

  •
  limitations on land use;

  •
  employee health and safety;

  •
  mandated benefits for retired coal miners;

  •
  mine permitting and licensing requirements;

  •
  reclamation and restoration of mining properties after mining is completed;

  •
  air quality standards;

  •
  water pollution;

  •
  protection of human health, plant life and wildlife;

  •
  the discharge of materials into the environment;

  •
  surface subsidence from underground mining; and

  •
  the effects of mining on groundwater quality and availability.

        In particular, federal and state statutes require us to restore mine property in accordance with specific standards and an approved reclamation plan, and require that we obtain and periodically renew permits for mining operations. If we do not make adequate provisions for all expected reclamation and other costs associated with mine closures, it could harm our future operating results. In addition, state and federal regulations impose strict standards for particulate matter emissions which may restrict our ability to develop new mines or could require us to modify our existing operations and increase our costs of doing business.

        Federal and state safety and health regulation in the coal mining industry may be the most comprehensive and pervasive system for protection of employee safety and health affecting any segment of the U.S. industry. It is costly and time-consuming to comply with these requirements and new regulations or orders may materially adversely affect our mining operations or cost structure, any of which could harm our future results.

        Under federal law, each coal mine operator must secure payment of federal black lung benefits to claimants who are current and former employees and contribute to a trust fund for the payment of benefits and medical expenses to claimants who last worked in the coal industry before July 1973. The trust fund is funded by an excise tax on coal production. If this tax increases, or if we could no longer pass it on to the purchaser of our coal under many of our long-term sales contracts, it could increase our operating costs and harm our results. New regulations that took effect in 2001 could significantly increase our costs related to contesting and paying black lung claims. If new laws or regulations increase the number and award size of claims, it could substantially harm our business.

        The costs, liabilities and requirements associated with these and other regulations may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. Failure to comply with these regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of cleanup and site restoration costs and liens, the issuance of injunctions to limit or cease operations, the suspension or revocation of permits and other enforcement measures that could have the effect of limiting production from our operations. We may also incur costs and liabilities resulting from claims for damages to property or injury to persons arising from our operations. We must compensate employees for work-related injuries. If we do not make adequate provisions for our workers' compensation liabilities, it could harm our future operating results. If we are pursued for these sanctions, costs and liabilities, our mining operations and, as a result, our profitability could be adversely affected.

        The possibility exists that new legislation and/or regulations and orders may be adopted that may materially adversely affect our mining operations, our cost structure and/or our customers' ability to use coal. New legislation or administrative regulations (or new judicial interpretations or administrative enforcement of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us or our customers to change operations significantly or incur increased costs. These regulations, if proposed and enacted in the future, could have a material adverse effect on our financial condition and results of operations.

We may be unable to obtain and renew permits necessary for our operations, which would reduce our production, cash flow and profitability.

        Mining companies must obtain numerous permits that impose strict regulations on various environmental and safety matters in connection with coal mining. These include permits issued by various federal and state agencies and regulatory bodies. The permitting rules are complex and may change over time, making our ability to comply with the applicable requirements more difficult or even impossible, thereby precluding continuing or future mining operations. Private individuals and the public have certain rights to comment upon and otherwise engage in the permitting process, including through court intervention. Accordingly, the permits we need may not be issued, maintained or renewed, or may not be issued or renewed in a timely fashion, or may involve requirements that restrict our ability to conduct our mining operations. An inability to conduct our mining operations pursuant to applicable permits would reduce our production, cash flow, and profitability.

 USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of the securities offered under this prospectus supplement, after deducting the placement agent's fees and our estimated offering expenses and excluding the proceeds, if any, from exercise of the warrants issued in this offering, will be approximately $6.5 million if we sell the maximum number of units. Because there is no minimum offering amount required as a condition to closing in this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

        We currently intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include working capital and capital expenditures.

DILUTION

        If you invest in the units being offered by this prospectus supplement, you will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value as of September 30, 2009 was approximately $17.5 million, or approximately $0.13 per share of common stock. Net tangible book value per share is determined by dividing our net tangible book value, which consists of our total tangible assets less total liabilities, by the number of shares of our common stock outstanding on that date.

        Dilution in net tangible book value per share represents the difference between the amount per share of common stock paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. Without taking into account any other changes in the net tangible book value after September 30, 2009 other than to give effect to our receipt of the estimated proceeds from the sale of 23,503,330 shares of common stock, at an offering price of $0.30 per share, less the placement agent's fees and our estimated offering expenses, our net tangible book value as of January 25, 2010, after giving effect to the items above, would have been approximately $24 million, or approximately $0.14 per share of common stock. This represents an immediate increase of $0.01 in net tangible book value per share to our existing stockholders and an immediate dilution of $0.16 per share to purchasers of units in this offering. The following table illustrates this per share dilution:

Public offering price per share of common stock	0.30
Net tangible book value per share as of September 30, 2009	0.13
Increase in net tangible book value per share attributable to this offering	0.01
Pro forma net tangible book value per share as of September 30, 2009, after giving effect to this offering	0.14
Dilution in net tangible book value per share to new investors in this offering	0.16

        The number of shares of our common stock that will be outstanding immediately after the offering is based on 170,452,208 shares outstanding as of January 26, 2010, and excludes:

  •
  3,546,191 shares of common stock issuable upon the exercise of outstanding stock options issued under our equity incentive plans prior to this offering, at a weighted average exercise price of $4.92 per share;

  •
  500,000 shares of our common stock issuable upon the exercise of outstanding stock options issued under non-plan equity incentive plans;

  •
  1,794,043 shares of common stock issuable upon vesting and settlement of outstanding restricted stock options under our our equity incentive plans prior to this offering;

  •
  1,651,440 shares of common stock available for future issuance under our equity incentive plans;

  •
  3,000,000 shares of common stock issuable upon vesting and settlement of outstanding restricted stock options under non-plan equity incentive grants;

  •
  13,484,738 shares of common stock issuable upon the exercise of outstanding warrants issued prior to this offering at a weighted average exercise price of 1.80 per share; and

  •
  11,751,664 shares of common stock issuable upon the exercise of warrants to be issued to purchasers in this offering, at an exercise price of $0.3859 per share.

        To the extent that any options or warrants are exercised, restricted stock units are settled, new options or other equity awards are issued under our 2008 Omnibus Incentive Plan, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

DESCRIPTION OF SECURITIES TO BE OFFERED

        The common stock and the warrants being offered in this offering will be issued pursuant to a securities purchase agreement between each of the investors and us. We urge you to review the securities purchase agreement and the form of warrant, which we will file as exhibits to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the common stock and the warrants. The following brief summary of the material terms and provisions of the warrants is subject to, and qualified in its entirety by, the form of warrant. This prospectus supplement also relates to the offering of the shares of our common stock upon exercise, if any, of the warrants issued to the investors in this offering.

 Description of Common Stock

        The material terms and provisions of our common stock are described under the caption "Description of Securities to be Offered—Common Stock" starting on page 6 of the accompanying prospectus.

Description of Warrants

        The warrants will provide for an exercise price of $0.3859 per share and will be exercisable at the option of the holder at any time after the date that is six months from the date of issuance, which will be the initial exercise date, through and including the date that is the fifth anniversary of the initial exercise date. Subject to limited exceptions, a warrant holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.9% or 9.9%, at the election of the holder, of the number of shares of our common stock outstanding immediately after the exercise. The exercise price of the warrants, and in some cases the number of shares issuable upon exercise of the warrants, will be subject to adjustment in the event of stock splits, stock dividends, combinations and similar events affecting our common stock. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we sell, lease, license or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding common stock, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the warrants.

        The warrant holders must surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the warrants. If, however, we are unable to offer and sell the shares underlying these warrants pursuant to this prospectus supplement due to the ineffectiveness of the registration statement of which this prospectus supplement is a part, then the warrants may only be exercised on a "net" or "cashless" basis. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

        We do not intend to list the warrants on any securities exchange or automated quotation system.

        Upon receipt of payment and a warrant certificate properly completed and duly executed at the offices of the Company we will, a soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issue for the remaining warrants. Holders of the warrants may surrender securities as to all or part of the exercise price for warrants.

        Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of common stock, including in right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

        The warrants and warrant agreements will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

        We have entered into an engagement letter agreement, dated January 26, 2010 with Rodman & Renshaw, LLC. Subject to the terms and conditions set forth in the agreement, Rodman & Renshaw has agreed to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any securities being offered by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of the units, but has agreed to use its reasonable best efforts to arrange for the sale of all of the units in this offering.

        There is no requirement that any minimum number of units or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered.

        Our agreement with the placement agent provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including, among other things, the absence of any material change in our business, receipt of a customary written legal opinion, receipt of the approval by the NYSE Arca for the listing of the shares of common stock underlying the warrants included in the units, and the Financial Industry Regulatory Authority, or FINRA, having raised no objection to the fairness and reasonableness of the terms and arrangements of the agreement.

        We currently anticipate that the closing of this offering will take place on or about January 28, 2010. On the scheduled closing date, the following will occur:

  •
  we will receive funds in the amount of the aggregate purchase price;

  •
  the placement agent will receive the placement agent fees in accordance with the terms of the engagement letter agreement; and

  •
  we will deliver the units to the investors.

        We have agreed to pay the placement agent an aggregate fee equal to 5% of the gross proceeds of the sale of the units in this offering and a warrant to purchase shares of common stock equal to 6% of the aggregate number of shares sold in the offering or 1,410,200 shares of common stock with an exercise of $0.375 per share, or 125% of the public offering price and an expiration date of January 26,

2015, the five year anniversary of the effective date of this offering. Pursuant to Rule 5110(f)(2)(D), we have also agreed to reimburse the placement agent for expenses incurred by it in connection with this offering in an amount equal to 0.8% of the gross offering proceeds. In compliance with the guidelines of FINRA, under no circumstances will the fee, commission or discount received by the placement agent or any other FINRA member or independent broker-dealer exceed 8.0% of the gross proceeds to us in this offering or any other offering in the United States pursuant the accompanying prospectus.

        Pursuant to FINRA Rule 5110(g), for a period of six months after the issuance date of the Rodman warrant, neither the Rodman warrant nor any warrant shares issued upon exercise of the Rodman warrant shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:

  (i)
  by operation of law or by reason of reorganization of the Company;

  (ii)
  to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

  (iii)
  if the aggregate amount of securities of the Company held by the holder of the Rodman warrant or related person do not exceed 1% of the securities being offered;

  (iv)
  that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

  (v)
  the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

        The following table shows the per unit and total cash fees we will pay to the placement agent in connection with the sale of the units offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the units being offered hereby. Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth below.

Per unit placement agent fees	$0.015
Maximum offering total fees	$352,550

        The placement agent proposes to arrange for the sale to one or more purchasers of the units offered pursuant to this prospectus supplement and the accompanying prospectus directly through a securities purchase agreement between the purchasers and us.

        The purchase price per unit and the exercise price for the warrants were determined based on negotiations with the purchasers and discussions with the placement agent.

        We have agreed to indemnify the placement agent and its affiliates against certain liabilities relating to or arising out of its activities under the engagement letter agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

        A copy of the engagement letter agreement will be included as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering.

        The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

        The transfer agent for our common stock is Interwest Transfer Company, Inc. We will act as transfer agent for the warrants being offered hereby.

        Our common stock is traded on the NYSE under the symbol "EEE". The warrants being offered hereby are not expected to be eligible for trading on any market.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Moye White LLP of Denver, Colorado. The placement agent is being represented in connection with this offering by Weinstein Smith LLP, New York, New York.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by other information that is included or incorporated by reference into this document.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as modified by our current report on Form 8-K as filed with the SEC on October 28, 2009;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

  •
  Our Definitive Proxy Statement and Revised Definitive Proxy Statement relating to our Annual Meeting of Stockholders filed with the SEC on Schedule 14A on April 13, 2009;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 22, 2009, March 26, 2009, March 27, 2009, April 17, 2009, May 8, 2009, May 12, 2009, May 13, 2009, June 26, 2009, June 29, 2009, July 6, 2009, July 22, 2009, July 23, 2009, August 7, 2009, September 23, 2009, October 8, 2009, October 22, 2009, October 28, 2009, November 9, 2009, November 20, 2009, November 23, 2009, December 15, 2009, December 18, 2009, January 7, 2010, January 11, 2010, and January 12, 2010 and our Current Reports on Form 8-K/A filed with the SEC on May 29, 2009.

        We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those "furnished" pursuant to Item 2.02 or Item 7.01 or disclosures made in accordance with Regulation FD on Item 8.01 in any Current Report on Form 8-K or other information "furnished" to the SEC) from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

        For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

        We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to:

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80206
(303) 293-2992
Attn: Director of Investor Relations
Internet Website: http://www.evgenergy.com/

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC's Public Reference Room 100 F Street, N.E. Washington, D.C. 20549
On-line information, free of charge	SEC's Internet website at www.sec.gov
Information about the SEC's Public Reference Room	Call the SEC at 1-800-SEC-0330

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our Internet website, www.evgenergy.com, under "Investor Relations—Financial Info." You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80206
(303) 293-2992
Attn: Director of Investor Relations
Internet Website: http://www.evgenergy.com/

Information contained on our internet website does not constitute a part of this prospectus.

PROSPECTUS

EVERGREEN ENERGY INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        From time to time, we may offer and sell up to $50,000,000 of common stock, preferred stock, debt securities, warrants, and units consisting of any of these securities. These securities may be offered and sold by us in one or more offerings. The common stock, preferred stock, debt securities, warrants, and units may be convertible or exercisable or exchangeable for common or preferred stock or other of our securities. Shares of our common stock are traded on the NYSE under the symbol "EEE."

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

        Investing in our securities involves a high degree of risk. You should consider the risk factors described in any accompanying prospectus supplement and in the documents we incorporate by reference.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 31, 2009.

Cautionary Statement about Forward-Looking Statements	3
About this Prospectus	4
About Evergreen Energy	4
Deficiency of Earnings to Fixed Charges	6
Use of Proceeds	6
Description of Securities to be Offered	6
Plan of Distribution	15
Legal Matters	17
Experts	17
Incorporation of Documents by Reference	17
Where You Can Find More Information	18

        You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. If the description of the offering varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. We have not, and the underwriter, if any, has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should assume that information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement is accurate only as of the date on the front cover of this prospectus, any accompanying prospectus supplement or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

 THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS
ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

 CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that are not statements of historical fact and may involve a number of risks and uncertainties. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to our future prospects, developments and business strategies.

        We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "will," "plan," "predict," "project" and similar terms and phrases, including references to assumptions, in this prospectus and our incorporated documents to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

  •
  Our lack of operating capital and limited ability to raise additional funds which raise substantial doubt regarding our ability to continue as a going concern

  •
  general economic and industry conditions;

  •
  our history of losses, deficits and negative operating cash flows;

  •
  our substantial capital requirements and dependence on the sale of our securities to provide capital to fund and continue our operations;

  •
  our limited operating history;

  •
  technical and operational problems at K-Fuel facilities;

  •
  uncertain market for our K-Fuel refined coal and C-Lock technology;

  •
  industry competition;

  •
  environmental and government regulation;

  •
  protection and defense of our intellectual property rights;

  •
  reliance on, and the ability to attract, key personnel;

  •
  inability to implement our acquisition strategy; and

  •
  other factors including those discussed in "Risk Factors" in this prospectus, any applicable prospectus supplement and our incorporated documents.

        You should keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or elsewhere might not occur.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and/or sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference, together with additional information described under "Where You Can Find More Information."

        References in this prospectus to "Evergreen Energy," "Company," "we," "us," and "our" are to Evergreen Energy Inc. and its subsidiaries. The term "you" refers to a prospective investor. Evergreen Energy Inc. is located at 1225 17th Street, Suite 1300, Denver, Colorado 80206 and our phone number is (303) 293-2992.

ABOUT EVERGREEN ENERGY

        Evergreen Energy, Inc. was founded in 1984 as a cleaner coal technology, energy production and environmental solutions company. In the last two years, we have sharpened our focus on positioning the Company as a carbon technology company. We have developed two proven, proprietary, patented, and transformative green technologies: the GreenCert™ suite of software and services and K-Fuel®.

        GreenCert, owned exclusively by Evergreen Energy, is a scientifically accurate, scalable environmental intelligence solution that measures greenhouse gases and generates verifiable emissions credits. GreenCert, built on IBM's Service-Oriented Architecture, is the environmental intelligence solution that provides customers the end-to-end visibility and traceability necessary to measure their complete environmental footprint. We have taken great strides in promoting our strategic partnerships with IBM and EIM in the past year.

        Our K-Fuel technology significantly improves the performance of low-rank coals yielding higher efficiency and lowering emissions, which results in a higher selling price for that coal. We, along with Bechtel Power Corporation, have modified and improved the original design and efficiency of the equipment used in the K-Fuel process. Our K-Fuel efforts are focused on opportunities in Asia where plans are being developed for commercial scale operations.

        The company is working to commercialize its two key technologies through various strategic partnerships, creating shareholder value through a streamlined and enhanced business model consisting of a Software-as-a-Service (SaaS) licensing model for GreenCert and a licensing model for K-Fuel.

        The Company was founded in 1984. We incorporated under the laws of the state of Delaware in 1988. Our principal executive offices are located at 1225 17th Street, Suite 1300, Denver, Colorado 80202, and our telephone number is (303) 293-2992.

 MATERIAL CHANGES

Restructure and Amendment of 2009 Convertible Notes

        On December 18, 2009, the Company entered into a binding term sheet subject to definitive documentation to restructure and extend the terms of its outstanding 2009 Convertible Notes (the "2009 Notes") and the March 20, 2009 Note Purchase Agreement, extending the maturity date of the 2009 Notes to the earlier of June 30, 2010 or upon the sale of Buckeye Industrial Mining Co. As part of the restructuring, the stated principal amount of the notes has been increased by $2.25 million, bringing the aggregate principal amount of 2009 Notes to $17.25 million. Interest shall be due and payable at maturity of the 2009 Notes and the rate remains 10% per annum. Per the terms of the restructured agreement, we are required to use our best efforts to raise additional common equity on or before January 30, 2010, utilizing a portion of the proceeds to pay a $1,825,000 cash extension fee to its lenders. Not less than 30% of the proceeds of any subsequent common equity offering will be used to reduce the outstanding balance of the 2009 Notes. The failure to complete an offering of common equity on or before January 30, 2010, or execute a binding agreement for the sale of Buckeye on or before March 31, 2010 will be deemed to be an "Event of Default" under the terms of the 2009 Notes. Upon maturity, the repayment amount will be equal to 115% of the principal amount outstanding, plus accrued and unpaid interest, provided if additional common equity is not raised until after January 15, 2010, the repayment amount will be increased by $350,000.

        In addition, the Company is: (i) required to continue to engage an investment banker to sell substantially all of the assets of Buckeye and provide semi-monthly updates to the lender regarding the status of the Buckeye sale process, described below; (ii) retain a consultant of the lender's choosing and grant reasonable access to the site as well as the sales process; and (iii) prohibited from making any dividends from Buckeye without the lender's consent.

Status of Buckeye Operations

        Cash flows from our Buckeye operations have been less than previously anticipated, due in part to the depressed economy and the unusually mild summer temperatures in the North East region of the United States, both of which have led to lower than previously forecasted coal prices and reduced coal consumption. As a result, we are currently considering various options to raise additional capital in order for the Company to continue as a going concern and execute its business plan. While the Company has terminated further negotiations with a potential purchaser of its Buckeye Industrial Mining subsidiary, the Company continues to consider the sale of Buckeye or other assets, including our K-Fuel assets, in order to raise sufficient capital to continue to execute our business plan around the GreenCert technology. Through December 30, 2009, we have not entered into a definitive agreement to sell Buckeye or other assets, however we have engaged Raymond James & Associates, Inc. to assist us with the remarketing of Buckeye.

Financing Activities

        We have continued to pursue various financing alternatives. Recently we completed a financing deal totaling $7.0 million, net proceeds of $5 million, excluding transaction costs, more fully described in our Current Report on Form 8-K dated October 22, 2009 that is incorporated herein by reference. However, we continue to require additional capital to fund operations and repay short term borrowings. There can be no assurance that our efforts to sell assets and raise additional capital will be successful. If they are not successful, we will be unable to continue our operations as currently contemplated.

 RISK FACTORS

        Please carefully consider the risk factors described in our periodic reports and the 8-K filed October 28, 2009 with the SEC, which includes risk factors notice that our independent registered public accounting firm has expressed substantial doubt over our ability to continue as a going concern, and which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations. See "Cautionary Statement about Forward-Looking Statements."

DEFICIENCY OF EARNINGS TO FIXED CHARGES

        Our earnings were insufficient to cover fixed charges for each of the periods presented. Accordingly, the following table sets forth the deficiency of earnings to fixed charges for each of the periods presented. Because of the deficiency, ratio information is not applicable.

	Years Ended December 31, 2008	2007	2006	2005	2004	Nine months ended September 30, 2009
Deficiency of Earnings to Fixed Charges	$65,991	$204,857	$51,527	$23,313	$10,555	$31,226

        For purposes of computing the deficiency of earnings available to cover fixed charges, fixed charges represent interest expense, the portion of operating lease rental expense that is considered by us to be representative of interest and amortization of discount related to indebtedness. Deficiency of earnings consists of loss before income taxes, plus fixed charges.

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used to repay a portion of the Company's outstanding indebtedness and for general corporate purposes, which may include working capital and capital expenditures. The proceeds may be used to pay certain indebtedness related to the 2007 Convertible Notes or the 2009 Convertible Notes described in more detail in our Company's Form 10-Q for the quarter ended June 30, 2009 and our other periodic reports.

DESCRIPTION OF SECURITIES TO BE OFFERED

        We may from time to time offer common stock, preferred stock, debt securities, warrants to purchase common or preferred stock, or units to purchase common stock, preferred stock, debt securities and/or warrants, up to an aggregate initial offering price of $50,000,000 under this prospectus.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Description of Common Stock

        Our authorized capital stock consists of 280,000,000 shares of common stock, $0.001 par value per share. As of October 21, 2009, we had 133,736,892 shares of common stock issued and outstanding and held of record.

        The following description summarizes general terms and provisions that apply to our common stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws which are filed as exhibits to other filings of the Company. See "Where You Can Find More Information."

        When issued, the shares of common stock will be fully paid and nonassessable. The common stock is not entitled to any sinking fund, redemption or conversion provisions. The common stock is currently listed on the NYSE.

Voting Rights

        Holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights with respect to the election of directors. Accordingly, the holder or holders of a majority of the outstanding shares of common stock will be able to elect our entire board of directors.

Dividends and Other Rights

        Holders of common stock have no preemptive rights and are entitled to such dividends as may be declared by the board of directors out of legally available funds.

Rights Upon Liquidation

        If we liquidate, dissolve or wind up our business, the holders of common stock will be entitled to share ratably in our net assets remaining after the payment of all creditors, if any, and the liquidation preferences of any preferred stockholders.

Rights of Stockholders

        Our bylaws may be amended by a majority of directors, subject to the right of the stockholders to amend any bylaw adopted or amended by the board.

Anti-Takeover Matters

        Various provisions of the Delaware General Corporate Law, our certificate of incorporation and bylaws, and our Rights Plan may make more difficult the acquisition of control of Evergreen Energy.

  Charter and Bylaw Provisions

        We currently have the following provisions in our certificate of incorporation and bylaws that could be considered to be "anti-takeover" provisions:

  •
  Article 6 in our certificate of incorporation and Article III Section 4 of our bylaws provide that directors cannot be removed except for cause and by the affirmative vote of a majority of the then-outstanding shares of all classes and series of stock entitled to vote in the election of directors;

  •
  Article 3 in our certificate of incorporation authorizes the board to issue up to 20,000,000 shares of preferred stock without stockholder approval; and

  •
  Article III Section 2 of our bylaws provides that the number of directors may be reduced or increased by action of a majority of the board, but no decrease may shorten the term of an incumbent director.

  Business Combinations under Delaware Law

        We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law.

        In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a business combination with us for three years following the date that person became an interested stockholder unless:

  •
  before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

  •
  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced (excluding stock held by persons who are both directors and officers or by certain employee stock plans); or

  •
  on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock (excluding shares held by the interested stockholder).

        A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

  Rights Plan

        In December 2008, the Company entered into a Rights Agreement in which it declared a dividend distribution of one right for each outstanding share of common stock of the Company payable to stockholders of record on December 19, 2008. When exercisable, each right entitles the holder to purchase from the Company one one-thousandth of one share of Series A Junior Participating Preferred Stock at a price of $4.00 per one one-thousandth share, subject to adjustment. The Rights Plan is attached to and summarized in our Form 8-K filing on December 2, 2008, incorporated hereto by reference. The Rights Plan could make it more difficult for a third party to acquire Evergreen Energy.

Transfer Agent and Registrar

        The transfer agent for our common stock is Interwest Transfer Company, Inc.

Description of Preferred Stock

        We have authority to issue 20,000,000 shares of preferred stock, par value $0.001 per share. In October 2009, the Company issued 6973.38 shares of Series B Convertible Preferred Stock. In the quarter ended December 31, 2009, 6971.77 shares of Series B Convertible Preferred Stock were converted into common stock and, therefore, as of December 30, 2009, there were 1.61 shares of Series B Convertible Preferred Stock outstanding. Under our certificate of incorporation, our Board of Directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to issuance of shares of each class or series, our Board of Directors is required by Delaware law to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any shares of preferred stock will, when issued by fully paid and non-assessable.

        We have filed a Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock. The terms and conditions of the Series B preferred stock are described in the 8-K report filed October 22, 2009 incorporated by reference herein.

        We have also filed a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, however to date, we have issued no shares of this Series A preferred stock. We may create other series of Preferred Stock. For any series of preferred stock that we may issue, our Board of Directors will determine and the prospectus supplement relating to such series will describe:

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  the designation and number of shares of such series;

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  the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

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  any listing of the preferred stock on any securities exchange;

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  any provisions relating to convertibility or exchangeability of shares of such series and the computation of the conversion or exchange price;

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  the rights and preference, if any, of holders of share of such series upon our liquidation, dissolution or winding up of our affairs;

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  the voting power, if any, of the holders of shares of such series;

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  any provisions relating to the redemption of such series;

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  any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities whiles shares of such series are outstanding;

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  the procedures for any auction and remarketing, if any for shares of such series;

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  the provisions for a sinking fund, if any, for shares of such series;

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  whether shares of such series will be represented by depositary shares;

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  any conditions or restrictions on our ability to issue additional shares of such series or other securities while shares of such series are outstanding;

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  if applicable, a discussion of certain U.S. Federal income tax considerations; and

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  any other relative power, preferences and participating, option or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

        Delaware law provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases as a series) on an amendment to our restated certificate of incorporation if the amendment would change the par value, or unless the certificate of incorporation then in effect provided otherwise, the number of authorized shares of such class or change the powers, preferences, or special rights of such class or series as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. In addition, our Board of Directors may authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or which holders might believe to be in their best interest.

Ranking

        Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

  •
  Senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

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  On a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

  •
  Junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

        The term "equity securities" does not include convertible debt securities.

Transfer Agent and Registrar

        The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Description of Debt Securities

        The following is a general description of the terms of any debt securities we may issue from time to time. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

        As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an "indenture." An indenture is a contract between us and a financial institution acting as a trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The form of indenture is filed as Exhibit 4.12 to this registration statement. The trustee has two main roles. First the trustee can enforce holders' rights against us if we default. Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

        Because this section is a summary, it does not describe every aspect of any debt security we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

        A prospectus supplement will describe the particular terms of any debt securities we may issue, including the following:

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  the designation or title of the series of debt securities;

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  the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

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  the percentage of the principal amount at which the series of debt securities will be offered;

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  the date or dates on which principal will be payable;

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  the rate or rates (which may be fixed or variable) and/or the method of determining such rate or rates of interest, if any;

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  the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

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  the terms for redemption, extension or early repayment, if any;

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  the currencies in which the series of debt securities are issued and payable;

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  whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

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  the place or places of payment, transfer, conversion and/or exchange of the debt securities;

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  the provision for any sinking fund;

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  any restrictive covenants;

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  events of default;

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  the security, if any, for the debt and the priority of the debt with respect to such security;

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  whether the debt will accrue dividends under any circumstances;

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  whether the series of debt securities are issuable in certificated form;

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  any provisions for legal defeasance or covenant defeasance;

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  whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of that option);

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  any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

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  whether the debt securities are subject to subordination and the terms of such subordination;

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  the listing, if any, on a securities exchange;

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  if applicable, a discussion of certain U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

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  any other material terms.

        The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms on which a the debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

        The terms of an indenture may contain provisions affecting our ability to consolidate or merge with another entity or to sell all or substantially all of our assets to another entity.

Trustee

        We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Covenants

        Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, such as covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from entering any sale and leaseback transactions.

Modification and Waiver

        Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

  •
  a change in the stated maturity date of any payment of principal or interest;

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  a reduction in the principal amount of or interest on any debt securities;

  •
  an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

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  a change in the place of payment where, or the currency in which, any payments due on the debt securities; or a reduction in the percentage of outstanding debt securities required to consent to a modification; or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

        Under the indenture, the holders of notes of less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

  •
  waive compliance by us with certain restrictive provisions of the indenture; and

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  waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Description of Warrants

        The following is a general description of the terms of any warrants we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

        We may issue warrants to purchase common stock or preferred stock. Warrants may be issued independently or together with other securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

  •
  the title and aggregate number of the warrants;

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  the price or prices as which the warrants will be issued and the currency or currencies in which the price of the warrants may be payable;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant;

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  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant;

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  the date on which the right to exercise the warrants shall commence and the date on which such right will expire (subject to any extension);

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  whether the warrants will be issued in registered form or bearer form;

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  if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

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  if applicable, the date on and after which the warrants and related securities will be separately transferable;

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  if applicable, the procedures for adjusting the exercise price and number of shares of common stock or preferred stock purchasable upon the exercise of each warrant upon the occurrence of certain events, including stock splits, reverse stock spits, combinations, subdivisions, or reclassifications of commons stock or preferred stock;

  •
  the terms of any rights to redeem or call the warrants;

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  information with respect to book-entry procedures, if any;

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  the terms of the securities issuable upon exercise of the warrants; and

  •
  if applicable, a discussion of certain U.S. Federal income tax considerations; and any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

        We may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do no materially and adversely affect the interests of the holders of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash such common stock or preferred stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, the unexercised warrants will become void.

        Upon receipt of payment and a warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, a soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issue for the remaining warrants. If we so indicate on the applicable prospectus supplement, holder of the warrants may surrender securities as all or part of the exercise price for warrants.

        Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Governing Law

        The warrants and warrant agreements will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Units.

        The following is a general description of the terms of the units we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any units we offer will be described in the prospectus supplement relating to such units.

        We may issue units consisting of common stock, preferred stock, warrants, and/or debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit may be issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately, the relevant provisions of any agreement governing the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Common Stock," "Description of Preferred Stock," "Description of Debt Securities" and "Description of Warrants," will apply to each unit and to any common stock, preferred stock, debt securities, and warrants included in each unit, respectively.

Governing Law

        The units and any unit agreement will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK ENTRY

        A detailed description of our policies with respect to the legal ownership of securities will be described in the appropriate prospectus supplement.

 PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States in any of these ways: (i) through underwriters or dealers; (ii) directly to purchasers, including our affiliates and stockholders, or in a rights offering; (iii) through agents; or (iv) through a combination of any of these methods. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts or commissions or agency fees another items constituting underwriters' or agent's compensation;

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  any indemnification of our underwriters or their controlling persons against liability arising under the Securities Act;

  •
  any discounts, commissions, or concessions allowed or paid to dealers;

  •
  any commissions paid to agents; and

  •
  any securities exchanges or markets on which the securities may be listed.

        Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

        Underwriters may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless we inform you otherwise in the prospectus supplement, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement naming the underwriter.

        We may sell the securities direct or through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities any commissions we pay to them. Unless we inform you otherwise in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We may sell the securities directly to institutional investors or to others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment according to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

        We may engage in at-the-market offerings of our common stock. An at-the market offering is an offering of our common stock at other than a fixed price or through a market maker.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        All securities we offer, other than common stock, will be new issues of securities with no established trading marker. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading market for these securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchase of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on the NYSE may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable, on the NYSE in accordance with Rule 103 of Regulation M, during the business day prior to pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Moye White LLP of Denver, Colorado.

EXPERTS

        The consolidated financial statements incorporated in this registration statement by reference from our annual report on Form 10-K for the year ended December 31, 2008, as modified by our current report on Form 8-K dated October 28, 2009 for subsequent events resulting in substantial doubt over our ability to continue as a going concern, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Evergreen Energy Inc.'s internal control over financial reporting as of December 31, 2008 has been audited by Deloitte & Touche LLP, as stated in their report in our annual report on Form 10-K for the year ended December 31, 2008, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by other information that is included or incorporated by reference into this document.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as modified by our current report on Form 8-K as filed with the SEC on October 28, 2009;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

  •
  Our Definitive Proxy Statement and Revised Definitive Proxy Statement relating to our Annual Meeting of Stockholders filed with the SEC on Schedule 14A on April 13, 2009;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 22, 2009, March 26, 2009, March 27, 2009, April 17, 2009, May 8, 2009, May 12, 2009, May 13, 2009, June 26, 2009, June 29, 2009, July 6, 2009, July 22, 2009, July 23, 2009, August 7, 2009, September 23, 2009, October 8, 2009, October 22, 2009, October 28, 2009, November 9, 2009, November 20, 2009, November 23, 2009, December 15, 2009 and December 18, 2009 and our Current Reports on Form 8-K/A filed with the SEC on May 29, 2009.

        We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those "furnished" pursuant to Item 2.02 or Item 7.01 or disclosures made in accordance with Regulation FD on Item 8.01 in any Current Report on Form 8-K or other information "furnished" to the SEC) from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

        For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

        We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to:

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80206
(303) 293-2992
Attn: Director of Investor Relations
Internet Website: http://www.evgenergy.com/

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC's Public Reference Room 100 F Street, N.E. Washington, D.C. 20549
On-line information, free of charge	SEC's Internet website at www.sec.gov
Information about the SEC's Public Reference Room	Call the SEC at 1-800-SEC-0330

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our Internet website, www.evgenergy.com, under "Investor Relations—Financial Info." You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80206
(303) 293-2992
Attn: Director of Investor Relations
Internet Website: http://www.evgenergy.com/

Information contained on our internet website does not constitute a part of this prospectus.

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